                                                                Exhibit 4.(a).30

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

          THIS AMENDMENT, dated as of April 17, 2006 (this "Amendment"), to the Stock Purchase Agreement dated as of April 12, 2006 (the "Agreement"), by and among ROSS SYSTEMS, INC., a company organized and existing under the laws of Delaware (the "Purchaser"); C360 SOLUTIONS INCORPORATED, a company organized and existing under the laws of Georgia (the "Company"); and MR. JOHN GRAVELY having an address of 1441 Woodland Hills Dr Atlanta GA 30324, MR. JEREMIE DESAUTELS having an address of 2444 Oak Grove Heights Decatur, GA 30033, MR. JEFFREY L. LONGORIA having an address of 14361 Club Circle Alpharetta, GA 30004, MR. SANIN SARACEVIC having an address of 587 Virginia Avenue #1009 Atlanta, GA 30306, MS. LISA PATRICK having an address of 4664 Brunning Court Atlanta, GA 30338, and MR. ARVIND RAMAN having an address of 6203 Madison Dr Atlanta, GA 30346 (collectively, the "Sellers"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Agreement.

          Pursuant to the terms of the Agreement and in accordance with Section
12.05 thereof, the parties hereto agree to amend the Agreement as follows:

          SECTION 1 AMENDMENT TO SECTION 2.02 (D)(IV). Section 2.02 (d)(iv) of the Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

          "(iv) In the event that the difference between [Actual Current Assets
               - Actual Current Liabilities] - [Closing Current Assets - Closing Current Liabilities] (such difference the "Difference Amount") is greater than $70,000, then the True Up Amount shall equal:"

               Difference Amount - $70,000

          SECTION 2 AMENDMENT TO SECTION 2.02 (E)(I). Section 2.02 (e)(i) of the Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

          "(i) a first, second, third, fourth, fifth, sixth, seventh and eighth installment of 50,000 shares of CDC Corporation Stock for each installment shall be payable respectively on the following dates:
               Within 10 Business Days of the Closing ("First Stock Installment"), on the three month anniversary of Closing ("Second Stock Installment"), on the six month anniversary of Closing ("Third Stock Installment"), on the nine month anniversary of Closing ("Fourth Stock Installment"), on the twelve month anniversary of Closing ("Fifth Stock Installment"), on the fifteen month anniversary of Closing ("Sixth Stock Installment"), on the eighteen month anniversary of Closing ("Seventh Stock Installment") and on the twenty-one month anniversary of Closing ("Eighth Stock Installment"). The payment of the First Stock Installment, the Second Stock Installment, the Third Stock Installment, the Fourth Stock Installment, the Fifth Stock Installment, the Sixth Stock Installment, the Seventh Stock Installment and the Eighth Stock Installment shall not be conditioned upon the employment, continued employment or achievement of any performance objectives of any of the Sellers with respect to the Employment Agreements"

          SECTION 3 AMENDMENT TO SECTION 2.03. Section 2.03(b) of the Agreement is amended by deleting the last paragraph of the section in its entirety and replacing such paragraph with the following:

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          "The payment of the First Cash Installment at Closing and the First
          Stock Installment within 10 Business Days of Closing shall be the last action performed at Closing and shall be made promptly after receipt by the Purchaser of the Equity Interest, and are conditioned upon: (a) the execution of the other Transaction Documents; and (b) each of the other conditions precedent set out in this Section 2 and Section 7."

          SECTION 4 TAX ELECTION. The Sellers and the Company consents to enter into an IRC section 338(h)(10) election in connection with the sale and purchase of the Equity Interest and agree to do everything reasonably necessary to give effect to election and to use all reasonable endeavours to cause relevant third parties to do likewise

          SECTION 5 FULL FORCE AND EFFECT. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

          SECTION 6 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof

          SECTION 7 COUNTERPARTS. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.


                                       2

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          IN WITNESS WHEREOF, the Sellers, the Purchaser and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ROSS SYSTEMS, INC.


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


C360 SOLUTIONS INCORPORATED


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


JOHN GRAVELY


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JEREMIE DESAUTELS


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JEFFREY L. LONGORIA


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SANIN SARACEVIC


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LISA PATRICK


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ARVIND RAMAN


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